As filed with the Securities and Exchange Commission on December 20, 2002

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                             SCHOOL SPECIALTY, INC.
             (Exact name of registrant as specified in its charter)

                  Wisconsin                                    39-0971239
       (State or other jurisdiction of                      (I.R.S. employer
        incorporation or organization)                   identification number)

                               W6316 Design Drive
                           Greenville, Wisconsin 54942
               (Address of Principal Executive Offices) (Zip Code)

                                 (920) 734-5712
              (Registrant's telephone number, including area code)

                             School Specialty, Inc.
                            2002 Stock Incentive Plan
                            (Full title of the plan)

                             David J. Vander Zanden
                      President and Chief Executive Officer
                             School Specialty, Inc.
                               W6316 Design Drive
                           Greenville, Wisconsin 54942
                                 (920) 734-5712
   (Name and address, including zip code, and telephone number, including area code, of agent for service)


                                 With a copy to:

                             R. Scott Kilgore, Esq.
                           Wilmer, Cutler & Pickering
                              1600 Tysons Boulevard
                             Tysons Corner, VA 22102
                                 (703) 251-9700

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                                            Proposed        Proposed
                                        Title of             Amount          Maximum         Maximum          Amount of
                                       Securities             to be         Offering        Aggregate       Registration
         Name of Plan                     to be            Registered         Price         Offering           Fee (1)
                                       Registered                        Per Share (1)      Price (1)
--------------------------------------------------------------------------------------------------------------------------
School Specialty, Inc.           Common Stock, $0.001       1,500,000       $20.36         $30,535,020       $2,809.22
2002 Stock Incentive Plan        par value
(the "2002 Plan")
--------------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(h) and Rule 457(c) the aggregate offering price and the amount of the registration fee are computed on the basis of
      (a) for 1,174,500 shares not yet subject to options or stock grants, $19.48, the average of the high and low prices reported in the Nasdaq Stock Market on December 16, 2002, and (b) for granted options for 325,500 shares, the actual exercise prices specified in those granted options (which range from $20.91 to $24.10). The Company has not made any stock grants. Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of the Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. School Specialty, Inc. (the "Registrant" or the "Company") will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish the SEC or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference.

                  The Company hereby incorporates by reference the documents listed in (a) through (d) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  (a) The Company's latest annual report on Form 10-K, filed on July 22, 2002 with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

                  (b) The Company's latest quarterly reports on Form 10-Q, filed on December 5, 2002 and August 30, 2002 with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, that contains unaudited financial statements for the quarter ended October 26, 2002 and for the quarter ended July 27, 2002, respectively;

                  (c) The Company's current reports on Form 8-K filed on September 6, 2002 and June 11, 2002 with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act;

                  (d) The description of the Company's Common Stock that is contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

         Item 4.  Description of Securities

         Not applicable.

         Item 5.  Interests of Named Experts and Counsel

         Not applicable.

         Item 6. Indemnification of Directors and Officers

         Section 180.0851 of the Wisconsin Business Corporation Law (the "WBCL") requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In cases where a director or officer is not successful on the merits or otherwise in the defense of a proceeding, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding if such person was a party to such proceeding because he or she is a director or officer of the corporation unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

         Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a corporation's articles of incorporation or by-laws, a written agreement between the director or officer and the corporation or a resolution of the board of directors or the shareholders.

         Unless otherwise provided in the articles of incorporation or by-laws, or by written agreement between the director or officer and the corporation, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in Section 180.0855 of the
WBCL: (i) by majority vote of a disinterested quorum of the board of directors, or if such disinterested quorum cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel chosen by a quorum of disinterested directors or its committee (or if unable to obtain such a quorum or committee, by a majority vote of the full board of directors); (iii) by a panel of three arbitrators (one of which is chosen by a quorum of disinterested directors); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method provided for in any additional right of indemnification permitted in Section 180.0858 of the WBCL.

         Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation, pursuant to Section 180.0853 of the WBCL, at such time as the director or officer furnishes to the corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties; and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required or that indemnification is not ordered by a court.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL for any liability incurred in connection with any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

          As permitted by Section 180.0858, the Registrant has adopted indemnification provisions in its By-Laws which provide for indemnification of directors, officers, designated employees and designated agents to the fullest extent permitted under the WBCL. Article VII of the Registrant's By-Laws, among other items, provides that upon written request of a director, officer, designated employee or designated agent who is a party to an action, the Registrant must pay or reimburse such person's expenses as incurred if such person provides a written affirmation of his or her good faith belief that he or she is entitled to indemnification and a written undertaking to repay all amounts advanced if it is ultimately determined that indemnification is prohibited.

         The Registrant has purchased directors' and officers' liability insurance that insures the Registrant's officers and directors against certain liabilities that may arise under the Securities Act.

         Item 7. Exemption from Registration Claimed.

         Not applicable.

         Item 8. Exhibits.

                 The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

         Item 9. Undertakings.

                 (a)   The undersigned Registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                             (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act;

                             (ii)  To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                             (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, Wisconsin on the 20th day of December, 2002.

                                                  SCHOOL SPECIALTY, INC

                                                  By:


                                                  /s/ David J. Vander Zanden
                                                  ------------------------------
                                                  David J. Vander Zanden
                                                  President and Chief Executive
                                                  Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                        Title                                      Date
    ---------                                        -----                                      ----
/s/ David J. Vander Zanden                  President and                           December 20, 2002
--------------------------                   Chief Executive Officer
David J. Vander Zanden                      (Principal Executive Officer)


/s/ Mary M. Kabacinski                      Chief Financial Officer (Principal      December 20, 2002
--------------------------                   Accounting and Financial Officer)
Mary M. Kabacinski


Directors:                  Leo C. McKenna, Rochelle Lamm, Jonathan J. Ledecky, Jerome M. Pool


/s/ David J. Vander Zanden                  Attorney-in-Fact*                       December 20, 2002
--------------------------
David J. Vander Zanden

         *Pursuant to authority granted by power of attorney, copies of which are filed herewith as Exhibit 24.

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------
4.1               School Specialty, Inc. 2002 Stock Incentive Plan

5 Opinion of Godfrey & Kahn, S.C. as to the legality of the securities being registered

23.1              Consent of Deloitte and Touche LLP

23.2              Consent of PricewaterhouseCoopers LLP

23.3              Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

24                Powers of attorney